NEW MOTION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEW MOTION, INC.

SPECIAL MEETING OF STOCKHOLDERS
JANUARY 31, 2008

FOLD AND DETACH HERE
PROXY

NEW MOTION, INC.

Know all men by these presents, that the undersigned hereby constitutes and appoints Burton Katz and Allan Legator and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of the common stock of New Motion, Inc., standing in the name of the undersigned at the close of business on December 21, 2007, at the Special Meeting of Stockholders of the Company to be held on January 31, 2008 at the Hyatt Hotel, 17900 Jamboree Road, Irvine, California 92614, at 10:00 a.m. local time, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows:

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒.

1.
To approve and adopt the issuance of New Motion common stock in connection with the Agreement and Plan of Merger by and among New Motion, Inc., NM Merger Sub, Inc., a wholly owned subsidiary of New Motion and Traffix, Inc., dated as of September 26, 2007.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
To grant discretionary authority to management of New Motion, Inc. to adjourn the special meeting, if necessary, to solicit additional proxies if there appears to be insufficient votes at the time of the special meeting to approve the foregoing proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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3.
In their discretion upon such other measures as may properly come before the special meeting, hereby ratifying and confirming all that said proxy may lawfully do or cause to be done by virtue hereof and hereby revoking all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above.

Number of shares owned by undersigned ____________________________

Signature(s) _________________________________________Date_______________

Signature(s) _________________________________________Date_______________

IMPORTANT: Please sign exactly as your names are printed here.  Executors, administrators, trustees and other persons signing in a representative capacity should give full title.